UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 present our consolidated results of operations giving pro forma effect to the acquisition by FXCM Inc. (the “Company”) of Lucid Markets Trading Limited (“LMT” or “Lucid”) (the “Acquisition”) on June 18, 2012 (the “Acquisition Date”) described in further detail below, as if such transactions occurred at the beginning of the respective periods.

Since not all information required for annual financial statements is included herein, the enclosed unaudited pro forma consolidated financial statements presented here should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2011 and the unaudited condensed consolidated financial statements for the six months ended June 30, 2012.

A pro forma consolidated statement of financial condition as of June 30, 2012 is not included in the accompanying unaudited pro forma consolidated financial statements as the Acquisition was completed on June 18, 2012 and the results of the Acquisition are already included in the Company’s unaudited condensed consolidated statement of financial condition as of June 30, 2012 in its Form 10-Q.

The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the financial position and results of operations actually would have been for the periods presented, nor do such financial statements purport to represent the results of future periods. The pro forma adjustments are based upon available information.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States Generally Accepted Accounting Principles (U.S. GAAP) applied on a basis consistent with the Company’s accounting policies.

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Lucid Acquisition

On the Acquisition Date, the Company acquired a 50.1% controlling interest in LMT, an electronic market maker and trader in the institutional foreign exchange spot and futures markets headquartered in the U.K. in order to expand the Company's presence and capabilities in the institutional marketplace. As consideration, the Company issued a $71.4 million, 3.5% unsecured promissory note, and 9.0 million unregistered shares of the Company's Class A common stock to Lucid sellers as well as a $15.8 million, 3.5% unsecured promissory note for all liquid assets for a total purchase price of $177.5 million. The fair value of the 9.0 million shares was $89.4 million and was based on the Company's closing stock price as of the Acquisition Date, adjusted for marketability restrictions. The marketability restrictions were estimated using the Finnerty model. The Lucid sellers were entitled to 1.8 million shares at closing, with the remainder held in escrow (the "Remaining Shares") and subject to the achievement of certain fixed profit-based targets (the "Profit Targets"). Additionally, the sale purchase agreement includes certain claw back features relating to the Remaining Shares in the event that the Profit Targets are not achieved. The Acquisition was accounted for in accordance with Financial Accounting Standards Board, Accounting Standards Codification (“ASC”) 805, Business Combinations. The assets acquired and the liabilities assumed were recorded at their estimated fair values in accordance with ASC 820, Fair Value Measurements and Disclosures.

Pursuant to the terms of the Acquisition, any FXCM common shares issuable to a Lucid seller on an anniversary from closing will be restricted for sale until the eighth anniversary of the closing of the Acquisition if the recipient ceases to be employed by LMT or any entity controlled by the Company for reasons other than death or incapacity ("Lucid Liquidity Restriction") on such anniversary. In accordance with ASC Topic 718, Compensation — Stock Compensation ("ASC 718"), the fair value of the Lucid Liquidity Restriction is accounted for as deferred compensation and recognized as expense over the three year period from closing of the Acquisition.

Reorganization of Lucid Markets UK LLP

Prior to January 1, 2012 (the “Reorganization Date”), Lucid operated as a limited liability partnership under Lucid Markets UK LLP (the “LLP”). On the Reorganization Date, LLP transferred substantially all of its assets and business to Lucid. As described above, on the Acquisition Date, pursuant to the Agreement, Lucid sold 50.1% of its interest to FXCM UK Merger Limited, a wholly owned subsidiary of FXCM Holdings LLC (“Holdings”). Holdings is a minority-owned, controlled and consolidated subsidiary of the Company.

FXCM Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Fiscal Year Ended December 31, 2011

	FXCM Inc. Actual	Lucid Actual (U.S. GAAP)(1)	Lucid Acquisition Related Adjustments(2)		FXCM Inc. Pro Forma
		(In thousands except share and per share data)
Revenues
Retail trading revenue	$363,774	$—	$—		$363,774
Institutional trading revenue	28,908	149,044	—		177,952
Trading revenue	392,682	149,044			541,726
Interest income	3,644	6	—		3,650
Brokerage interest expense	(329)	—			(329)
Net interest revenue	3,315	6			3,321
Other income	19,581	141	—		19,722
Total net revenues	415,578	149,191	—		564,769
Expenses
Referring broker fees	92,832	—	—		92,832
Compensation and benefits	95,086	10,152	(7,024	)(3)	98,214
Advertising and marketing	34,897	—	—		34,897
Communication and technology	31,869	1,436	—		33,305
Trading cost	8,167	33,729	—		41,896
General and administrative	63,077	604	—		63,681
Depreciation and amortization	20,053	741	20,364	(4)	41,158
Total operating expenses	345,981	46,662	13,340		405,983
Total operating income	69,597	102,529	(13,340)		158,786
Other expense
Interest on borrowings	—	34	1,530	(5)	1,564
Income before income taxes	69,597	102,495	(14,870)		157,222
Income tax provision (benefit)	10,816	—	22,362	(6)	33,178
Net income (loss) attributable to the controlling and the non-controlling interests	$58,781	$102,495	$(37,232)		124,044
Less: Net income attributable to the non-controlling interest					101,326
Net income attributable to FXCM Inc.					$22,718
Weighted average shares of Class A common stock outstanding (7)
Basic					18,367
Diluted					18,367
Net income available to Class A common stock per share
Basic					$1.24
Diluted					$1.24

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(1)	Accounting principles adopted by the U.K. differ in material respects from those adopted by the U.S. Please refer to note 15 of the Lucid Markets UK LLP consolidated financial statements for the years ended December 31, 2011 and 2010 and for the period from April 16, 2009, date of operations, through December 31, 2009.

(2)	Lucid Acquisition: The Company acquired a 50.1% controlling interest in Lucid on June 18, 2012. For additional information, refer to the "Lucid Acquisition" described above and to note 4 of Form 10Q for the period ended June 30, 2012.

(3)	As described in the “Lucid Acquisition” above, the fair value of the Lucid Liquidity Restriction is accounted for as deferred compensation and recognized as expense over the three year period from the closing of the Acquisition. This adjustment reflects the net of amount of the Lucid Liquidity Restriction that was expensed for the period in the amount of $3.1 million and $10.2 million included in compensation and benefits that was paid by the Lucid sellers to ordinary members. Pursuant to the terms of the acquisition, the $10.2 million is an expense of the Lucid sellers.

(4)	As described in note 4 of form 10Q for the period ended June 30, 2012, a fair value of $84.9 million of the purchase price was allocated to identifiable intangible assets. This adjustment reflects amortization expense of the intangible assets of $21.1 million for the year ended December 31, 2011, net of $0.8 million of amortization expense to adjust Lucid's financial statements prepared under accounting principles ("GAAP") adopted by the U.K to accounting principles adopted under U.S. GAAP.

(5)	As described in note 4 of form 10Q for the period ended June 30, 2012, the Company issued a series of 3.5%, six month, unsecured promissory notes in the aggregate of $87.2 million as part of the purchase price. This amount reflects the interest expense for the year ended December 31, 2011.

(6)	Reflects the tax impact of the Acquisition related adjustments described in (3) through (5) above applying the current and deferred UK statutory tax rates of 26.5% and 25.0%, respectively, as well as the tax expense given pro forma effect as if Lucid was a limited company as of the beginning of the period.

(7)	Assumes that the 1.8 million shares issued to the Lucid sellers described in the “Lucid Acquisition” above were issued as of January 1, 2011.

FXCM Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2012

	FXCM Inc. Actual	Lucid Actual (U.S. GAAP)(1)	Lucid Acquisition Related Adjustments(2)		FXCM Inc. Pro Forma
		(In thousands except share and per share data)
Revenues
Retail trading revenue	$170,596	$—	$—		$170,596
Institutional trading revenue	17,040	41,752	—		58,792
Trading revenue	187,636	41,752			229,388
Interest income	1,920	5	—		1,925
Brokerage interest expense	(169)	—			(169)
Net interest revenue	1,751	5			1,756
Other income	4,886	99	—		4,985
Total net revenues	194,273	41,856	—		236,129
Expenses
Referring broker fees	40,157	—	—		40,157
Compensation and benefits	57,019	7,443	(5,879	)(3)	58,583
Advertising and marketing	15,757	—	—		15,757
Communication and technology	16,991	688	—		17,679
Trading cost	3,206	12,201	—		15,407
General and administrative	35,210	350	—		35,560
Depreciation and amortization	13,044	518	10,169	(4)	23,731
Total expenses	181,384	21,200	4,290		206,874
Total operating income	12,889	20,656	(4,290)		29,255
Other expense
Interest on borrowings	540	—	1,530	(5)	2,070
Income before income taxes	12,349	20,656	(5,820)		27,185
Income tax provision (benefit)	1,258	4,356	(1,466	)(6)	4,148
Net income (loss) attributable to the controlling and the non-controlling interests	$11,091	$16,300	$(4,354)		23,037
Less: Net income attributable to the non-controlling interest					19,462
Net income attributable to FXCM Inc.					$3,575
Weighted average shares of Class A common stock outstanding (7)
Basic					21,814
Diluted					21,814
Net income available to Class A common stock per share
Basic					$0.16
Diluted					$0.16

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(1)	Accounting principles adopted by the U.K. differ in material respects from those adopted by the U.S. Please refer to note 15 of the Lucid Markets UK LLP consolidated financial statements for the years ended December 31, 2011 and 2010 and for the period from April 16, 2009, date of operations, through December 31, 2009.

(2)	Lucid Acquisition: The Company acquired a 50.1% controlling interest in Lucid on June 18, 2012. For additional information, refer to the "Lucid Acquisition" described above and to note 4 of Form 10Q for the period ended June 30, 2012.

(3)	As described in the "Lucid Acquisition" above, the fair value of the Lucid Liquidity Restriction is accounted for as deferred compensation and recognized as expense over the three year period from the closing of the Acquisition. This adjustment reflects the amount of the Lucid Liquidity Restriction that was expensed for the period in the amount of $1.5 million, net of $7.4 million included in compensation. This adjustment reflects the amount of the Lucid Liquidity Restriction that was expensed for the period in the amount of $1.5 million, net of $7.4 million included in compensation.

(4)	As described in note 4 of form 10Q for the period ended June 30, 2012, a fair value of $84.9 million of the purchase price was allocated to identifiable intangible assets. This adjustment reflects amortization expense of the intangible assets of $10.6 million for the period ended June 30, 2012, net of $0.4 million of amortization expense to adjust Lucid's financial statements prepared under accounting principles ("GAAP") adopted by the U.K to accounting principles adopted under U.S. GAAP.

(5)	As described in note 4 of form 10Q for the period ended June 30, 2012, the Company issued a series of 3.5%, six month, unsecured promissory notes in the aggregate of $87.2 million as part of the purchase price. This amount reflects the interest expense for the period ended June 30, 2012.

(6)	Reflects the tax impact of the Acquisition related adjustments described in (3) through (5) above applying the current and deferred UK statutory tax rates of 25.25% and 25.0%, respectively.

(7)	Assumes that the 1.8 million shares issued to the Lucid sellers described in the “Lucid Acquisition” above were issued as of June 1, 2012.